Exhibit 24(b)(11)


                    Consent of Independent Accountants



We hereby consent to the use in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 20, 1995, relating to the financial statements and financial highlights of Opportunity Fund, (now Oppenheimer Quest Opportunity Value Fund), Small Capitalization Fund, (now the Oppenheimer Quest Small Cap Value
Fund) and Growth and Income Fund (now Oppenheimer Quest Growth & Income Value Fund), three portfolios of Quest for Value Family of Funds (now Oppenheimer Quest for Value Funds), which appears in such Statements of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in such Statements of Additional Information.



/s/ Price Waterhouse LLP
--------------------------
PRICE WATERHOUSE LLP

New York, New York
February 5, 1996






prosp\q4ser.con

                       Independent Auditors' Consent


To the Shareholders and Board of Directors of Oppenheimer Quest
Officers Value Fund (formerly, Officers Fund of Quest for Value
Family of Funds):

We consent to the use of our report dated December 20, 1995 included herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




                                   KPMG PEAT MARWICK LLP

                                   /s/ KPMG Peat Marwick LLP
New York, New York
February 8, 1996





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